Ex.99.1
Katapult Delivers Double-Digit Gross Originations Growth in the Fourth Quarter, Above Outlook
Strong Holiday Season Performance; Momentum Continuing into 2025
Establishes 2025 Outlook; Expects Growth to Continue in Q1 2025

PLANO, Texas, March 28, 2025 -- Katapult Holdings, Inc. (“Katapult” or the “Company”) (NASDAQ: KPLT), an e-commerce-focused financial technology company, today reported its financial results for the fourth quarter ended December 31, 2024.

“We had a great fourth quarter, which included stronger-than-expected gross originations growth and 50% growth in application volume,” said Orlando Zayas, CEO of Katapult. “The fourth quarter holiday season is an incredibly important time for many of our merchant-partners and the Katapult marketplace delivered, including more than 100% year-over-year gross originations growth during the Cyber 5 period in 2024. This growth was driven by a number of initiatives including targeted and co-branded marketing campaigns and the launch of new app features that enhance the customer experience. Given our high repeat customer rate and the incremental sales we’re generating for our merchant-partners, we are confident that retailers, partners and consumers alike understand the value Katapult brings to the table.”

“Prior to the launch of our app, we relied on direct and waterfall merchants to send us consumers and we developed a consistent track record for converting this traffic to the benefit of our merchant-partners. When we launched the Katapult app two years ago, we believed we could transform our operating model from a single-input driven business to a two-sided marketplace with a multidimensional growth engine. Our fourth quarter results demonstrated the progress we are making toward this goal. Customers are engaging more and more frequently with our marketplace, and during the fourth quarter, this led to approximately 61% of our gross originations starting in the Katapult app marketplace. The two-sided Katapult app marketplace, powered by KPay (Katapult Pay (R)), has become a reliable shopping destination for consumers across the US and a growth partner for durable goods merchants. We are excited about our potential and are looking forward to a great 2025.”

Operating Progress: Recent Highlights

•Successfully transitioning business model to two-sided marketplace and increasing platform velocity
◦~61% of fourth quarter gross originations started in the Katapult app marketplace, making it the single largest customer referral source
◦ Customer satisfaction remained high and Katapult had a Net Promoter Score of 58 as of December 31, 2024
◦61.5% of gross originations for the fourth quarter of 2024 came from repeat customers1
•Grew consumer engagement by adding app functionality and features and executing targeted marketing campaigns
◦Lease applications grew 50% year-over-year in the fourth quarter driven by new and existing customers
◦KPay gross originations grew approximately 52% year-over-year in the fourth quarter; 41% of total gross originations were transacted using KPay

Ex.99.1
◦Launched Metro by T-Mobile(R) (December 2024), Zales(R) (January 2025) and Rooms to Go(R) (February 2025) in the Katapult app marketplace, bringing the total number of merchants in our ecosystem to 33.
•Strong progress against merchant engagement initiatives
◦Direct and waterfall gross originations, which represented 68% of total fourth quarter originations, grew approximately 44%, excluding the home furnishings and mattress category
◦Continued to expand our waterfall partnerships by onboarding 11 new merchants, including eight that are new to the Katapult app marketplace and three that already had a direct integration with Katapult
◦Together with several merchant-partners, we launched co-branded, co-promoted marketing campaigns that helped drive gross originations during the Cyber 5 period higher by more than 100% compared with the same period of last year
•Entered new partnerships focused on expanding our applicant pool and providing consumers with more reasons to engage with the Katapult app marketplace

Fourth Quarter 2024 Financial Highlights

(All comparisons are year-over-year unless stated otherwise.)

•Gross originations were $75.2 million, an increase of 11.3%. Excluding the home furnishings and mattress category within our direct/waterfall channel, gross originations grew 50% year-over-year.
•Total revenue was $63.0 million, an increase of 9.4%
•Total operating expenses in the fourth quarter decreased 37.4%. Our fixed cash operating expenses2, which exclude litigation settlement expenses, decreased approximately 7.1%.
•Net loss was $9.6 million for the fourth quarter of 2024, an improvement compared with net loss of $14.6 million reported for the fourth quarter of 2023.
•Adjusted net loss2 was $8.0 million for the fourth quarter of 2024 compared to an adjusted net loss of $6.3 million reported for the fourth quarter of 2023
•Adjusted EBITDA2 loss was $1.1 million for the fourth quarter of 2024 compared to Adjusted EBITDA2 loss of $0.3 million in the fourth quarter of 2023. The year-over-year performance was driven largely by higher cost of sales related to rapid, faster-than-expected gross originations growth in the fourth quarter of 2024.
•Katapult ended the quarter with total cash and cash equivalents of $16.6 million, which includes $13.1 million of restricted cash. The Company ended the quarter with $82.8 million of outstanding debt on its credit facility.
•Write-offs as a percentage of revenue were 9.6% in the fourth quarter of 2024 and are within the Company’s 8% to 10% long-term target range. This compares with 8.7% in the fourth quarter of 2023.

2024 Financial Highlights

(All comparisons are year-over-year unless stated otherwise.)

•Gross originations were $237 million, an increase of 4.7%
•Total revenue was $247 million, an increase of 11.6%

Ex.99.1
•Total operating expenses decreased 11.0%. Excluding litigation settlement expenses, total operating expenses decreased 17.0%. Our fixed cash operating expenses2, which exclude litigation settlement expenses, decreased approximately 7.1%.
•Net loss was $26 million, an improvement compared with net loss of $37 million for 2023
•Adjusted net loss2 was $17 million, an improvement compared to an adjusted net loss of $23 million for 2023
•Adjusted EBITDA2 was $5 million compared to Adjusted EBITDA2 loss of $2 million in 2023
•Write-offs as a percentage of revenue were 9.2% in 2024 and are within the Company’s 8% to 10% long-term target range. This compares with 9.2% in 2023.

[1] Repeat customer rate is defined as the percentage of in-quarter originations from existing customers.
[2] Please refer to the “Reconciliation of Non-GAAP Measure and Certain Other Data” section and the GAAP to non-GAAP reconciliation tables below for more information.

First Quarter and Full Year 2025 Business Outlook

The Company is continuing to navigate a challenging macro environment particularly within the home furnishings category. Given the current breadth of our merchant selection as well as our plans to introduce new merchants to the Katapult App Marketplace during 2025, our strategic marketing and our strong consumer offering, we believe we are well positioned to deliver continued growth in 2025. We continue to believe that we have a large addressable market of underserved, non-prime consumers, and it’s important to note that lease-to-own solutions have historically benefited when prime credit options become less available.

Given our quarter-to-date progress, Katapult expects the following results for the first quarter of 2025:

•Approximately 11% year-over-year increase in gross originations
•Approximately 10% year-over-year increase in revenue
•Approximately $3 million of positive Adjusted EBITDA

Based on the macroeconomic assumptions above and the operating plan in place for the full year 2025, Katapult expects to deliver the following results for full year 2025:

•We expect gross originations to grow at least 20%

This outlook does not include any material impact from prime creditors tightening or loosening above us and assumes that there are no significant changes to the macro environment.

Both our first quarter and full year outlooks assume that the gross originations for the home furnishings and mattress category does not improve materially from our 2024 performance.

•We also expect to maintain strong credit quality in our portfolio. This will be driven by ongoing enhancements to our risk modeling, onboarding high quality new merchants through integrations, and repeat customers engaging with Katapult Pay

•Revenue growth is expected to be at least 20%

Ex.99.1
•Finally with the continued execution of our disciplined expense management strategy combined with our growing top-line, we expect to deliver at least $10 million in positive Adjusted EBITDA

"During 2024, we delivered strong top-line growth while continuing to lean into fiscal discipline and as a result, we were able to generate our first full year of Adjusted EBITDA profitability since 2021,” said Nancy Walsh, CFO of Katapult. “Since we have a two-sided marketplace business model, we can continue to scale our revenue without adding commensurate expenses. This means that in times of rapid revenue growth, as we are expecting in 2025, we can meaningfully accelerate our Adjusted EBITDA flow-through. We are executing well across the breadth of our two-sided marketplace and we expect to build on this momentum throughout 2025.”

Conference Call and Webcast

The Company will host a conference call and webcast at 8:00 AM ET on Friday, March 28, 2025, to discuss the Company’s financial results. Related presentation materials will be available before the call on the Company’s Investor Relations page at https://ir.katapultholdings.com. The conference call will be broadcast live in listen-only mode and an archive of the webcast will be available for one year.

About Katapult

Katapult is a technology driven lease-to-own platform that integrates with omnichannel retailers and e-commerce platforms to power the purchasing of everyday durable goods for underserved U.S. non-prime consumers. Through our point-of-sale (POS) integrations and innovative mobile app featuring Katapult Pay(R), consumers who may be unable to access traditional financing can shop a growing network of merchant partners. Our process is simple, fast, and transparent. We believe that seeing the good in people is good for business, humanizing the way underserved consumers get the things they need with payment solutions based on fairness and dignity.

Contact

Jennifer Kull
VP of Investor Relations
ir@katapult.com

Ex.99.1
Forward-Looking Statements

Certain statements included in this Press Release and on our quarterly earnings call that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements may be identified by words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “should,” “will,” “would,” or the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to: in this Press Release and on our associated earnings call, statements regarding our first quarter of 2025 and full year 2025 business outlook and underlying assumptions, the expectation that the home furnishings category will not materially improve in the first quarter or throughout 2025, statements regarding our expectations for 2025, the impact of KPay on customer acquisition and our relationship with existing customers, the durability and timing of macroeconomic headwinds, the impact of our integrations within third-party waterfalls and our relationships with new merchant-partners on gross originations and financial expectations beyond 2025. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of our management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, our ability to refinance our indebtedness and continue as a going concern, the execution of our business strategy and expanding information and technology capabilities; our market opportunity and our ability to acquire new customers and retain existing customers; adoption and success of our mobile application featuring Katapult Pay; the timing and impact of our growth initiatives on our future financial performance; anticipated occurrence and timing of prime lending tightening and impact on our results of operations; general economic conditions in the markets where we operate, the cyclical nature of customer spending, and seasonal sales and spending patterns of customers; risks relating to factors affecting consumer spending that are not under our control, including, among others, levels of employment, disposable consumer income, inflation, prevailing interest rates, consumer debt and availability of credit, consumer confidence in future economic conditions, political conditions, and consumer perceptions of personal well-being and security and willingness and ability of customers to pay for the goods they lease through us when due; risks relating to uncertainty of our estimates of market opportunity and forecasts of market growth; risks related to the concentration of a significant portion of our transaction volume with a single merchant partner, or type of merchant or industry; the effects of competition on our future business; meet future liquidity requirements and complying with restrictive covenants related to our long-term indebtedness; the impact of unstable market and economic conditions such as rising inflation and interest rates; reliability of our platform and effectiveness of our risk model; data security breaches or other information technology incidents or disruptions, including cyber-attacks, and the protection of confidential, proprietary, personal and other information, including personal data of customers; ability to attract and retain employees, executive officers or directors; effectively respond to general economic and business conditions; obtain additional capital, including equity or debt financing and servicing our indebtedness; enhance future operating and financial results; anticipate rapid technological changes, including generative artificial intelligence and other new technologies; comply with laws and regulations applicable to our business, including laws and regulations related to rental purchase transactions; stay abreast of modified or new laws and regulations applying to our business, including with respect to rental purchase transactions and privacy regulations; maintain and grow relationships with merchants and

Ex.99.1
partners; respond to uncertainties associated with product and service developments and market acceptance; the impacts of new U.S. federal income tax laws; material weaknesses in our internal control over financial reporting which, if not identified and remediated, could affect the reliability of our financial statements; successfully defend litigation; litigation, regulatory matters, complaints, adverse publicity and/or misconduct by employees, vendors and/or service providers; and other events or factors, including those resulting from civil unrest, war, foreign invasions (including the conflict involving Russia and Ukraine and the Israel-Hamas conflict), terrorism, public health crises and pandemics (such as COVID-19), trade wars, or responses to such events; our ability to meet the minimum requirements for continued listing on the Nasdaq Global Market; and those factors discussed in greater detail in the section entitled “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K for the year ended December 31, 2024 that we filed with the SEC.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Undue reliance should not be placed on the forward-looking statements in this Press Release or on our quarterly earnings call. All forward-looking statements contained herein or expressed on our quarterly earnings call are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Key Performance Metrics

Katapult regularly reviews several metrics, including the following key metrics, to evaluate its business, measure its performance, identify trends affecting our business, formulate financial projections and make strategic decisions, which may also be useful to an investor: gross originations, total revenue, gross profit, adjusted gross profit and adjusted EBITDA.

Gross originations are defined as the retail price of the merchandise associated with lease-purchase agreements entered into during the period through the Katapult platform. Gross originations do not represent revenue earned. However, we believe this is a useful operating metric for both Katapult’s management and investors to use in assessing the volume of transactions that take place on Katapult’s platform.

Total revenue represents the summation of rental revenue and other revenue. Katapult measures this metric to assess the total view of pay through performance of its customers. Management believes looking at these components is useful to an investor as it helps to understand the total payment performance of customers.

Gross profit represents total revenue less cost of revenue, and is a measure presented in accordance with generally accepted accounting principles in the United States ("GAAP"). See the “Non-GAAP Financial Measures” section below for a description and presentation of adjusted gross profit and adjusted EBITDA, which are non-GAAP measures utilized by management.

Ex.99.1
Non-GAAP Financial Measures

To supplement the financial measures presented in this press release and related conference call or webcast in accordance with GAAP, the Company also presents the following non-GAAP and other measures of financial performance: adjusted gross profit, adjusted EBITDA, adjusted net income/(loss) and fixed cash operating expenses. The Company believes that for management and investors to more effectively compare core performance from period to period, the non-GAAP measures should exclude items that are not indicative of our results from ongoing business operations.The Company urges investors to consider non-GAAP measures only in conjunction with its GAAP financials and to review the reconciliation of the Company’s non-GAAP financial measures to its comparable GAAP financial measures, which are included in this press release.

Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs, and underwriting fees. Management believes that adjusted gross profit provides a meaningful understanding of one aspect of its performance specifically attributable to total revenue and the variable costs associated with total revenue.

Adjusted EBITDA is a non-GAAP measure that is defined as net loss before interest expense and other fees, interest income, change in fair value of warrants and loss on issuance of shares, provision for income taxes, depreciation and amortization on property and equipment and capitalized software, provision of impairment of leased assets, loss on partial extinguishment of debt, stock-based compensation expense, and litigation settlement and other related expenses, net.

Adjusted net loss is a non-GAAP measure that is defined as net loss before change in fair value of warrants and loss on issuance of shares, stock-based compensation expense, and litigation settlement and other related expenses, net.

Fixed cash operating expenses is a non-GAAP measure that is defined as operating expenses less depreciation and amortization on property and equipment and capitalized software, stock-based compensation expense, litigation settlement and other related expenses, net and variable lease costs such as servicing costs and underwriting fees. Management believes that fixed cash operating expenses provides a meaningful understanding of non-variable ongoing expenses.

Adjusted gross profit, adjusted EBITDA and adjusted net loss are useful to an investor in evaluating the Company’s performance because these measures:

•Are widely used to measure a company’s operating performance;
•Are financial measurements that are used by rating agencies, lenders and other parties to evaluate the Company’s credit worthiness; and
•Are used by the Company’s management for various purposes, including as measures of performance and as a basis for strategic planning and forecasting.

Ex.99.1
Management believes that the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are not part of our core operations, highly variable or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. Management believes that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance. However, these non-GAAP measures exclude items that are significant in understanding and assessing Katapult’s financial results. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net loss, gross profit, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Katapult’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

Ex.99.1
KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Revenue
Rental revenue	$62,031	$56,735	$243,978	$218,347
Other revenue	932	823	3,216	3,241
Total revenue	62,963	57,558	247,194	221,588
Cost of revenue	55,557	48,657	201,423	179,881
Gross profit	7,406	8,901	45,771	41,707
Operating expenses:
Servicing costs	1,156	1,118	4,589	4,311
Underwriting fees	814	549	2,304	1,919
Professional and consulting fees	631	1,247	5,201	6,694
Technology and data analytics	1,740	1,642	7,170	6,905
Compensation costs	4,376	5,396	20,076	22,732
General and administrative	3,208	2,594	10,866	10,938
Litigation settlement, net	314	7,000	3,666	7,000
Total operating expenses	12,239	19,546	53,872	60,499
Loss from operations	(4,833)	(10,645)	(8,101)	(18,792)
Loss on partial extinguishment of debt	—	—	—	(2,391)
Interest expense and other fees	(4,849)	(4,271)	(18,851)	(17,822)
Interest income	148	363	1,163	1,697
Change in fair value of warrant liability	(5)	36	17	807
Loss before income taxes	(9,539)	(14,517)	(25,772)	(36,501)
Provision for income taxes	(30)	(112)	(143)	(165)
Net loss	$(9,569)	$(14,629)	$(25,915)	$(36,666)

Weighted average common shares outstanding - basic and diluted	4,518	4,130	4,347	4,088

Net loss per common share - basic and diluted	$(2.12)	$(3.54)	$(5.96)	$(8.97)

Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$3,465	$21,408
Restricted cash	13,087	7,403
Property held for lease, net of accumulated depreciation and impairment	67,085	59,335
Prepaid expenses and other current assets	6,731	4,491
Litigation insurance reimbursement receivable	—	5,000
Total current assets	90,368	97,637
Property and equipment, net	253	327
Security deposits	91	91
Capitalized software and intangible assets, net	2,076	1,919
Right-of-use assets, non-current	383	888
Total assets	$93,171	$100,862
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$1,491	$903
Accrued liabilities	17,372	24,146
Accrued litigation settlement	2,199	12,000
Unearned revenue	4,823	4,949
Revolving line of credit, net	82,582	—
Term loan, net, current	30,047	—
Lease liabilities	179	297
Total current liabilities	138,693	42,295
Revolving line of credit, net	—	60,347
Term loan, net, non-current	—	25,503
Other liabilities	828	95
Lease liabilities, non-current	444	614
Total liabilities	139,965	128,854
STOCKHOLDERS' DEFICIT
Common stock, 0.0001 par value-- 250,000,000 shares authorized; 4,446,540 and 4,072,713 shares issued and outstanding at December 31, 2024 and 2023, respectively	—	—
Additional paid-in capital	101,657	94,544
Accumulated deficit	(148,451)	(122,536)
Total stockholders' deficit	(46,794)	(27,992)
Total liabilities and stockholders' deficit	$93,171	$100,862

Ex.99.1
KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(25,915)	$(36,666)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	140,636	126,533
Depreciation for early lease purchase options (buyouts)	29,061	25,784
Depreciation for impaired leases	24,962	22,019
Change in fair value of warrants and other non-cash items	(256)	(807)
Stock-based compensation	5,759	7,034
Loss on partial extinguishment of debt	—	2,391
Amortization of debt discount	3,104	2,760
Amortization of debt issuance costs, net	220	277
Accrued PIK interest expense	1,440	1,555
Amortization of right-of-use assets	318	355
Changes in operating assets and liabilities:
Property held for lease	(201,189)	(183,695)
Prepaid expenses and other current assets	(2,053)	3,610
Litigation insurance reimbursement receivable	5,000	(5,000)
Accounts payable	588	(361)
Accrued liabilities	(6,775)	4,419
Accrued litigation settlement	(7,055)	12,000
Lease liabilities	(288)	(387)
Unearned revenues	(126)	765
Net cash used in operating activities	(32,569)	(17,414)
Cash flows from investing activities:
Purchases of property and equipment	(54)	(20)
Additions to capitalized software	(1,249)	(954)
Net cash used in investing activities	(1,303)	(974)
Cash flows from financing activities:
Proceeds from revolving line of credit	34,421	14,297
Principal repayments on revolving line of credit	(12,406)	(11,551)
Principal repayment on term loan	—	(25,000)
Payments of deferred financing costs	—	(34)
Repurchases of restricted stock	(613)	(355)
Proceeds from exercise of stock options	211	1
Net cash provided by (used in) financing activities	21,613	(22,642)
Net (decrease) in cash, cash equivalents and restricted cash	(12,259)	(41,030)
Cash and cash equivalents and restricted cash at beginning of period	28,811	69,841
Cash and cash equivalents and restricted cash at end of period	$16,552	$28,811
Supplemental disclosure of cash flow information:
Cash paid for interest	$13,709	$13,014
Cash paid for income taxes	$270	$206
Deferred financing costs included in accrued liabilities	$—	$481
Issuance of warrants to purchase common stock in connection with debt refinancing	$—	$4,060
Issuance of common stock in connection with litigation settlements	$1,756	$—
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$471
Cash paid for operating leases	$359	$513

Ex.99.1
KATAPULT HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES AND CERTAIN OTHER DATA (UNAUDITED)
(amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Net loss	$(9,569)	$(14,629)	$(25,915)	$(36,666)
Add back:
Interest expense and other fees	4,849	4,271	18,851	17,822
Interest income	(148)	(363)	(1,163)	(1,697)
Change in fair value of warrants	5	(36)	(17)	(807)
Provision for income taxes	30	112	143	165
Depreciation and amortization on property and equipment and capitalized software	287	454	1,219	1,133
Provision for impairment of leased assets	1,921	1,508	2,227	1,727
Loss on partial extinguishment of debt	—	—	—	2,391
Stock-based compensation expense	1,331	1,356	5,759	7,034
Litigation settlement and other related expenses, net	226	$7,000	3,666	7,000
Adjusted EBITDA	$(1,068)	$(327)	$4,770	$(1,898)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Net loss	$(9,569)	$(14,629)	$(25,915)	$(36,666)
Add back:
Change in fair value of warrants	5	(36)	(17)	(807)
Stock-based compensation expense	1,331	1,356	5,759	7,034
Litigation settlement and other related expenses, net	226	7,000	3,666	7,000
Adjusted net loss	$(8,007)	$(6,309)	$(16,507)	$(23,439)

Ex.99.1

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Total operating expenses	$12,239	$19,546	$53,872	$60,499
Less:
Depreciation and amortization on property and equipment and capitalized software	287	454	1,219	1,133
Stock-based compensation expense	1,331	1,356	5,759	7,034
Servicing costs	1,156	1,118	4,589	4,311
Underwriting fees	814	549	2,304	1,919
Litigation settlement and other related expenses, net	226	7,000	3,666	7,000
Fixed cash operating expenses	$8,425	$9,069	$36,335	$39,102

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Total revenue	$62,963	$57,558	$247,194	$221,588
Cost of revenue	55,557	48,657	201,423	179,881
Gross profit	7,406	8,901	45,771	41,707
Less:
Servicing costs	1,156	1,118	4,589	4,311
Underwriting fees	814	549	2,304	1,919
Adjusted gross profit	$5,436	$7,234	$38,878	$35,477

CERTAIN KEY PERFORMANCE METRICS

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total revenue	$62,963	$57,558	$247,194	$221,588

KATAPULT HOLDINGS, INC.
GROSS ORIGINATIONS BY QUARTER

	Gross Originations by Quarter
($ millions)	Q1	Q2	Q3	Q4
FY 2024	$55.6	$55.3	$51.2	$75.2
FY 2023	$54.7	$54.7	$49.6	$67.5
FY 2022	$46.7	$46.4	$44.1	$59.8
FY 2021	$63.8	$64.4	$61.0	$58.9